UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 12, 2019

PERNIX THERAPEUTICS HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Maryland	001-14494	33-0724736
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10 North Park Place, Suite 201, Morristown, NJ		07960
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (800) 793-2145

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

The information set forth below under Item 1.03 of this Current Report on Form 8-K regarding the Purchase Agreement (as defined below) is incorporated herein by reference.

Item 1.03	Bankruptcy or Receivership.

On February 18, 2019 (the “Petition Date”), Pernix Therapeutics Holdings, Inc. (“Pernix” or the “Company”) and Pernix’s wholly-owned subsidiaries (together with Pernix, the “Debtors”) filed voluntary petitions (collectively, the “Bankruptcy Petitions”) under chapter 11 of title 11 of the United States Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the District of Delaware (the “Court”), for which joint administration has been sought (the “Chapter 11 Cases”), under the caption In re Pernix Sleep, Inc., et al. Case No. 19-10323 (lead case). Each Debtor will continue to operate its business as a “debtor in possession” under the jurisdiction of the Court and in accordance with the applicable provisions of the Bankruptcy Code and the orders of the Court. The Debtors expect to continue their operations in the ordinary course of business without interruption during the pendency of the Chapter 11 Cases, pending the sale of their assets in one or more going concern sales pursuant to a competitive bidding and auction process. To maintain and continue uninterrupted ordinary course operations during the Chapter 11 Cases, the Debtors have filed a variety of “first day” motions seeking approval from the Court for various forms of customary relief.

To ensure access to sufficient liquidity throughout their Chapter 11 Cases, the Debtors filed a motion seeking authority to execute, enter into and perform under a debtor-in-possession financing facility on the terms set forth in that certain Senior Secured Super-priority Debtor-in-Possession Credit Agreement (the “DIP Credit Agreement”), by and among the Company, as borrower (the “Borrower”), the Lenders (as defined therein) party thereto, and Cantor Fitzgerald Securities, as administrative agent (in such capacity, the “DIP Agent”), a form of which DIP Credit Agreement was filed with the Court on the Petition Date. The DIP Credit Agreement provides for a senior secured super-priority debtor-in-possession multi-draw term loan financing facility (the “DIP Facility”) in an aggregate amount of up to $34.1 million, $15.0 million of which (the “New Money General Purpose Term Loans”) will be in the form of committed new money loans, with a $5.0 million accordion facility, and $14.1 million of which (the “New Money ABL Refinancing Loans”) will be used to refinance all outstanding obligations under Pernix’s asset-based revolving credit facility due 2022 (the “Existing Credit Facility”). The DIP Facility and the loans thereunder will become available upon the satisfaction of customary conditions precedent thereto, including the entry of an order of the Court approving the DIP Facility on an interim basis. Up to $3.5 million of the New Money General Purpose Term Loans will be available to the Company on an interim basis.

The proceeds of the DIP Facility will be used by the Company in accordance with a Court-approved budget (i) to refinance the Existing Credit Facility, (ii) for working capital and general corporate purposes of the Debtors and (iii) to pay fees, costs and expenses related to the DIP Facility.

The maturity date of the loans to be made under the DIP Facility is the earliest to occur of: (i) the date that is 180 days after the closing and initial funding under the DIP Facility and (ii) substantial consummation of a chapter 11 plan, subject to earlier termination upon the occurrence of an Event of Default (as defined in the DIP Credit Agreement). The outstanding principal on the loans under the DIP Facility will bear interest at a rate of LIBOR plus 6.0%, payable monthly in cash in arrears, and a 1.0% fee will be payable at maturity on the New Money Term Loans.

Pursuant to the terms of the DIP Credit Agreement, certain of the other Debtors, as subsidiary guarantors (each, a “Guarantor” and collectively with the Borrower, the “DIP Loan Parties”) will guarantee the obligations of the Borrower under the DIP Facility. Subject to certain exceptions, the DIP Facility will be secured by a first priority perfected security interest in all of the assets of each DIP Loan Party. The security interests and liens are subject only to certain carve-outs and certain permitted liens.

The DIP Facility is subject to certain customary affirmative and negative covenants and events of default as set forth in the DIP Credit Agreement.

The foregoing description of the DIP Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the DIP Credit Agreement, which will be filed following execution of the DIP Credit Agreement upon entry of an order of the Court approving the DIP Facility on an interim basis.

On February 18, 2019, Phoenix Top Holdings LLC, an entity formed by affiliates of Highbridge Capital Management (in such capacity, the “Purchaser”), and the Company and certain of its subsidiaries (together, the “Sellers”) entered into an Asset Purchase Agreement (the “Purchase Agreement”) pursuant to which, subject to the conditions described below, the Purchaser agreed to purchase substantially all of the assets of the Company (such assets, the “Assets,” and such transaction, the “Asset Sale”). The consideration for the Asset Sale provided for in the Purchase Agreement is comprised of (i) $5 million in cash, (ii) subject to Court approval, a credit bid pursuant to section 363(k) of the Bankruptcy Code of (a) all of the outstanding amounts (approximately $40.5 million) under Pernix’s wholly-owned subsidiary Pernix Ireland Pain Designated Activity Company’s (“PIP DAC”) senior secured first lien term loan due 2022 (the “Existing Delayed Draw Term Loan”), (b) an amount equal to the greater of (1) $15 million and (2) all of the outstanding amounts under the DIP Facility less (x) 80% of the cash proceeds generated by the sale of any collateral for the DIP Facility and (y) the amount by which all other cash held by the Debtors and their estates, less the amount of any unpaid claims owing to Nalpropion Pharmaceuticals, Inc. and all cure claims to be paid by the Sellers, in each case at the time of the Auction (as defined below), exceeds the amount provided for in the Debtors’ approved budget under the DIP Facility as of such date, and, (c) $5 million of Pernix’s 12% Senior Secured Notes due 2020 (the “Treximet Secured Notes”), (iii) an amount (payable either in cash or via a credit bid pursuant to section 363(k) of the Bankruptcy Code) equal to the Sellers’ positive working capital (if any) as of the Closing and (iv) the assumption of certain liabilities of the Debtors, all as set forth in the Purchase Agreement. Under the Purchase Agreement, the Purchaser would still be obligated to effect the Asset Sale if the Court approves the sale of certain Treximet-related assets to another bidder, however in such event the consideration would not include the credit bid for $5 million of obligations under the Treximet Secured Notes.

The Sellers have sought the Court’s approval to enter into the Purchase Agreement and of the Purchaser as the “stalking horse” bidder in an auction of the Assets under Section 363 of the Bankruptcy Code (the “Auction”). If approved by the Court as the stalking horse bidder, the Purchaser’s offer to purchase the Assets, as set forth in the Purchase Agreement, would be the standard against which any other bids to purchase any or all of the Assets would be evaluated.

The consummation of the Asset Sale is subject to the Purchaser being selected as the winning bidder at the Auction, the performance in all material respects of each party’s obligations under the Purchase Agreement, the Court’s authorization and approval of the Asset Sale and certain customary conditions precedent as specified in the Purchase Agreement. The Purchase Agreement also provides for expense reimbursement (up to a specified cap) payable to the Purchaser in the circumstances specified in the Purchase Agreement. The Purchase Agreement does not contain a break-up fee.

The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the Purchase Agreement filed hereto as Exhibit 2.1.

Additional information is available on Pernix’s website at www.pernixtx.com. In addition, court filings and other documents related to the Chapter 11 Cases are available on a separate website administered by Pernix’s claims and noticing agent, Prime Clerk, at https://cases.primeclerk.com/pernix.

On February 19, 2019, Pernix issued a press release announcing the filing of the Bankruptcy Petitions and Purchase Agreement, as well as related corporate actions taken in connection therewith. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 2.04	Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

The filing of the Bankruptcy Petitions constitutes an event of default that accelerated the obligations of Pernix and certain of its subsidiaries under the documents governing each of:

•	Pernix’s Treximet Secured Notes;

•	Pernix’s 4.25% Convertible Notes due 2021 (the “Convertible Notes”);

•	the 4.25%/5.25% Exchangeable Senior Notes due 2022 (the “Exchangeable Notes”) issued by PIP DAC;

•	the Existing Credit Facility; and

•	PIP DAC’s Existing Delayed Draw Term Loan (together with the Treximet Secured Notes, Convertible Notes, the Exchangeable Notes and the Existing Credit Facility, the “Debt Instruments”).

The Debt Instruments provide that as a result of the filing of the Bankruptcy Petitions, the principal and accrued interest due thereunder shall be immediately due and payable. Any efforts to enforce such payment obligations under the Debt Instruments are automatically stayed as a result of the filing of the Bankruptcy Petitions, and the creditors’ rights of enforcement in respect of the Debt Instruments are subject to the applicable provisions of the Bankruptcy Code.

Item 2.05	Costs Associated with Exit or Disposal Activities

To rationalize its workforce based on the needs of the business, on February 15, 2019, Pernix committed to and commenced a reduction in force of approximately eighty-nine (89) employees, consisting of seventy-four (74) geographically dispersed employees, principally sales force personnel, and fifteen (15) employees at its corporate headquarters (the “Reduction in Force”). The Company completed the Reduction in Force on February 15, 2019. Pernix has not taken any action which would constitute a “plant closing” or “mass layoff” within the meaning of the Worker Adjustment and Retraining Notification Act, as amended (the “WARN Act”) or similar state or local law, issued any notification of a plant closing or mass layoff required by the WARN Act or similar state or local law, or incurred any liability or obligation under the WARN Act or any similar state or local law that remains unsatisfied. No terminations of employees of the Company prior to the Reduction in Force would trigger any notice or other obligations under the WARN Act or similar state or local law.

The Company currently anticipates incurring total one-time costs associated with the realignment of approximately $300,000 to $400,000 related primarily to employee-related costs. A significant majority of such costs are expected to be paid during the first quarter of 2019, with the remainder to be paid during the remainder of the 2019 fiscal year. The charges that the Company expects to incur in connection with the Reduction in Force are subject to a number of assumptions, and actual results may differ materially. The Company may also incur additional costs not currently contemplated due to events that may occur as a result of, or that are associated with, the Reduction in Force. If the Company subsequently determines that it will incur additional significant costs and realignment charges, it will amend this Current Report on Form 8-K to disclose such information.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 12, 2019, the Compensation Committee of the Company’s Board of Directors (the “Committee”) approved the adoption of a key employee retention program for the benefit of the Company’s principal executive officer (John Sedor), principal financial officer (Glenn Whaley) and a named executive officer (Kenneth R. Piña), whose continued dedication and performance is critical to the Company’s success (the “KERP”). In approving the KERP, the Committee relied upon the market analysis and advice of the Company’s independent compensation consultant.

On February 13, 2019, each of Messrs. Sedor, Piña and Whaley received one-time special bonus payments under the KERP, which are subject to recoupment in full if the executive’s employment is terminated by the Company for “cause”, or if the executive resigns without “good reason”, prior to December 31, 2019. The special bonuses paid (subject to recoupment) to Messrs. Sedor, Piña and Whaley were $500,000, $250,000 and $170,000, respectively. These amounts will offset any potential bonus payments that the executives would otherwise receive for the 2018 fiscal year.

The foregoing description of the one-time special bonus payments payable to each of Messrs. Sedor, Piña and Whaley does not purport to be complete and is qualified in its entirety by reference to the letter agreements entered into with each of Messrs. Sedor, Piña and Whaley, which are attached hereto as Exhibits 10.1, 10.2 and 10.3, respectively, and incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

During the month of December 2018, Pernix executed various confidential disclosure agreements (the “Confidentiality Agreements”) with the Purchaser and certain other holders of Pernix’s Debt Instruments (as defined below) (the “Noteholders”), to facilitate discussions with the Noteholders concerning a possible consensual restructuring of Pernix’s capital structure.

Pursuant to the Confidentiality Agreements, Pernix agreed to disclose publicly, any material non-public information disclosed to the Noteholders after a specified period or upon the occurrence of certain events set forth in the Confidentiality Agreements. The information included in this Current Report on Form 8-K as Exhibit 99.2 (the “Disclosure Information”) is being furnished, in part, to satisfy Pernix’s public disclosure obligations under the Confidentiality Agreements.

In connection with their discussions with the Noteholders and their respective advisors, Pernix provided certain financial and other information, including a business overview, five-year business plan and certain forecasts, to the Noteholders and their respective advisors pursuant to the Confidentiality Agreements and made a presentation regarding such information to the Noteholders in December 2018.

Management of Pernix prepared the forecasts contained therein from certain internal financial projections based on expectations, beliefs, opinions, and assumptions of Pernix’s management that Pernix’s management believed were reasonable at the time they were made. Such expectations, beliefs, opinions, and assumptions may not be appropriate as of the date hereof in light of developments in Pernix’s business and the broader market for pharmaceutical and related industries. The forecasts were not prepared with a view towards public disclosure and were not prepared in accordance with generally accepted accounting principles (“GAAP”) or any published guidelines for preparation and presentation of “prospective financial information.”

The inclusion of the forecasts in this Current Report on Form 8-K should not be regarded as an indication that Pernix or any other person considered, or now considers, this information to be predictive of actual future results, and does not constitute an admission or representation by any person that such information is material, or that the expectations, beliefs, opinions, and assumptions that underlie such forecasts remain the same as of the date of this Current Report on Form 8-K, and readers are cautioned not to place undue reliance on the prospective financial information.

Neither the independent auditor of Pernix nor any other independent accountant has examined, compiled, or performed any procedures with respect to the prospective financial information contained in this Current Report on Form 8-K. Accordingly, none has expressed any opinion or any other form of assurance on such information or its achievability and none assumes any responsibility for the prospective financial information.

The prospective financial information:

•	is speculative by its nature and was based upon numerous expectations, beliefs, opinions, and assumptions which are inherently uncertain and many of which are beyond the control of Pernix and its subsidiaries and which may not prove to be accurate;

•	does not necessarily reflect current estimates or expectations, beliefs, opinions, or assumptions that the management of Pernix may have about prospects for Pernix and its subsidiaries’ businesses, changes in general business or economic conditions, or any other transaction or event that has occurred or that may occur and that was not anticipated at the time the information was prepared;

•	may not reflect current results or future performance, which may be significantly more favorable or less favorable than as set forth in such information; and

•	is not, and should not be regarded as, a representation that any of the expectations contained in, or forming a part of, the forecasts will be achieved.

Much of the financial information contained or incorporated by reference in this Current Report on Form 8-K is forward-looking in nature. Such forward-looking information is subjective in many respects and thus subject to interpretation. Further, the information was prepared based on information available to management in December

2018 and relates to multiple future years and such information by its nature becomes less predictive with each succeeding year. Pernix cannot provide assurance that the financial projections will be realized; rather, actual future financial results are likely to vary materially from the forward-looking information presented or incorporated by reference herein.

Except as required by law, Pernix does not currently intend to update or revise publicly any of the information contained or incorporated herein to reflect circumstances or other events occurring after the date the financial projections were prepared or to reflect the occurrence of future events. These considerations should be taken into account in reviewing the financial projections, which were prepared as of an earlier date. For additional information on factors that may cause actual future financial results to vary materially from the information presented herein, see the section entitled “Cautionary Note Regarding Forward-Looking Statements” below.

The information furnished under Item 7.01 of this Current Report on Form 8-K, including the exhibits hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing, and shall not be deemed to be incorporated by reference into any of the Company’s filings under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, whether made before or after the date hereof and regardless of any general incorporation language in such filings, except to the extent expressly set forth by specific reference in such a filing.

Item 8.01 Other Events.

The Company cautions that trading in Pernix’s securities during the pendency of the Chapter 11 Cases is highly speculative and poses substantial risks. Trading prices for Pernix’s securities may bear little or no relationship to the actual recovery, if any, by holders of Pernix’s securities in the Chapter 11 Cases.

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K contains certain statements that are, or may be deemed to be, “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Statements including words such as “estimate,” “plan,” “project,” “forecast,” “intend,” “expect,” “anticipate,” “believe,” “seek,” “target” or similar expressions are forward-looking statements.  These statements reflect the Company’s current views, expectations and beliefs concerning future events.  In addition, any statements related to Pernix’s plans to sell all of its assets pursuant to Chapter 11 of the U.S. Bankruptcy Code; Pernix’s intention to continue operations while Pernix works to complete its sale and restructuring process; Pernix’s intended use of the proceeds from the DIP financing; Pernix’s belief that the restructuring and sale process will be in the best interest of the Company and its stakeholders; the continued uninterrupted access to the Company’s medications and patient support services during the Chapter 11 proceedings; Pernix’s goal to conclude the sale process by May 2019; and other statements regarding the Company’s strategy and future operations, performance and prospects are forward-looking statements. Such plans, expectations and statements are as to future events and are not to be viewed as facts, and reflect various assumptions of management of the Company and are subject to significant business, financial, economic, operating, competitive, litigation and other risks and uncertainties and contingencies (many of which are difficult to predict and beyond the control of the Company) that could cause actual results to differ materially from the statements included herein, including, without limitation: the potential adverse impact of the Chapter 11 filings on Pernix’s liquidity and results of operations; changes in Pernix’s ability to meet its financial obligations during the Chapter 11 process and to maintain contracts that are critical to its operations; the outcome and timing of the Chapter 11 process and the proposed auction and asset sale; the effect of the Chapter 11 filings and proposed asset sale on Pernix’s relationships with vendors, regulatory authorities, employees and other third parties; possible proceedings that may be brought by third parties in connection with the Chapter 11 process or the proposed asset sale; uncertainty regarding obtaining bankruptcy court approval of a sale of Pernix’s assets or other conditions to the proposed asset sale; and the timing or amount of any distributions, if any, to the company’s stakeholders. The inclusion of forward-looking statements should not be regarded as a representation by Pernix that any of its plans will be achieved.  Investors should note that many factors, including those more fully described in Pernix’s filings with the Securities and Exchange Commission (“SEC”) (including, but not limited to, its Annual Report on Form 10-K for the year ended December 31, 2017 and its Quarterly Report on Form 10-Q for the Quarterly Period

ended September 30, 2018 and other filings with the SEC), could affect the Company’s future financial results and could cause actual results to differ materially from those expressed in forward-looking statements, such as those contained in this Current Report on Form 8-K.  The forward-looking statements in this Current Report on Form 8-K are qualified by risk factors identified by the Company.  These risk factors, individually or in the aggregate, could cause our actual results to differ materially from expected and historical results.  You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof.  The Company assumes no obligation to publicly update any forward-looking statements, whether as a result of new information, future developments or otherwise.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
2.1	Asset Purchase Agreement, dated as of February 18, 2019, by and among Pernix Therapeutics Holdings, Inc., the other Sellers party thereto, and Phoenix Top Holdings LLC.*
10.1	Letter Agreement, dated February 13, 2019, by and between Pernix Therapeutics LLC and John Sedor
10.2	Letter Agreement, dated February 13, 2019, by and between Pernix Therapeutics LLC and Kenneth R. Piña
10.3	Letter Agreement, dated February 13, 2019, by and between Pernix Therapeutics LLC and Glenn Whaley
99.1	Press release dated February 19, 2019.
99.2	Disclosure Information provided in connection with discussions with the Purchaser and certain noteholders.

*       Certain schedules and exhibits to this agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K and the Company agrees to furnish supplementally to the Securities and Exchange Commission a copy of any omitted schedule and/or exhibit upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 19, 2019

PERNIX THERAPEUTICS HOLDINGS, INC.

By:	/s/ John A. Sedor
Name:	John A. Sedor
Title:	Chief Executive Officer

Exhibit No.	Description
2.1	Asset Purchase Agreement, dated as of February 18, 2019, by and among Pernix Therapeutics Holdings, Inc., the other Sellers party thereto, and Phoenix Top Holdings LLC.*
10.1	Letter Agreement, dated February 13, 2019, by and between Pernix Therapeutics LLC and John Sedor
10.2	Letter Agreement, dated February 13, 2019, by and between Pernix Therapeutics LLC and Kenneth R. Piña
10.3	Letter Agreement, dated February 13, 2019, by and between Pernix Therapeutics LLC and Glenn Whaley
99.1	Press release dated February 19, 2019.
99.2	Disclosure Information provided in connection with discussions with the Purchaser and certain noteholders.

*       Certain schedules and exhibits to this agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K and the Company agrees to furnish supplementally to the Securities and Exchange Commission a copy of any omitted schedule and/or exhibit upon request.